EXHIBIT 3.1

                              DECLARATION OF TRUST
                                       AND
                                 TRUST AGREEMENT
                                       OF
                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I


         THIS DECLARATION OF TRUST AND TRUST AGREEMENT is made as of September 15, 2008 (this "Declaration"), by and among Rydex Specialized Products LLC, a Delaware limited liability company, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, with its principal place of business in the State of Delaware, as Delaware trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

         1. The trust created hereby shall be known as the Rydex Exchange Traded Commodities Funds Trust I (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1.00. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust organized in series under chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this Declaration constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the Statutory Trust Act.

         3. The Sponsor and the Trustee will enter into an amended and restated declaration of trust and trust agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Shares referred to therein. Prior to the execution and delivery of such amended and restated declaration of trust and trust agreement, (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except accepting legal process served on the Trust in the State of Delaware and the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under Section 3811 of the Statutory Trust Act, and (ii) the Sponsor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein.

         4. The Trustee shall not have any duty or obligation under or in connection with this Declaration or any document contemplated hereby, except as expressly provided by the terms of

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this Declaration, and no implied duties or obligations shall be read into this
Declaration against the Trustee or with respect to the Trustee. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

         (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Shares;

         (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

         (c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

         (d) The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Declaration by, the Sponsor or its delegatees or any beneficial owner of the Trust.

         (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration or any other agreements to which the Trust is a party; and

         (g) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

         5. The Sponsor, as sponsor and agent of the Trust, is hereby authorized, in its discretion, (i) to prepare, execute and file on behalf of the Trust, such registration statements,


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applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Shares of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (ii) to negotiate, execute, deliver and perform on behalf of the Trust one or more placement agent agreements, dealer/manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Shares of the Trust and/or any other interests in the Trust; (iii) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing; and (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Shares of the Trust as it deems necessary or desirable.

In the event that any filing referred to in this Section 5 is required by the rules and regulations of Securities and Exchange Commission (the "Commission") or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission or applicable state securities or Blue Sky laws.

         6. The Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by or on behalf of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

         7. The Trustee shall be entitled to receive from the Sponsor or an affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.


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         8. The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section shall survive the termination of this Declaration, the termination of the Trust or the removal or resignation of the Trustee.

         9. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Statutory Trust Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time.

         10. This Declaration may be executed in two or more counterparts.

         11. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         12. The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         13. In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult


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with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

         14. Any trustee of the Trust, including the Trustee, may resign upon sixty days' prior written notice to the Sponsor and the other trustee(s), if any. If no successor has been appointed within such sixty day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Declaration without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

         15. The Trust may dissolve at the written direction of the Sponsor. Upon dissolution, the Trustee shall, at the written direction and expense of the Sponsor, file a certificate of cancellation in accordance with the Statutory Trust Act. Any remaining expenses of the Trust shall be paid by the Sponsor.

         16. The Trust shall be a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. The Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in an amended and restated declaration of trust and trust agreement of the Trust to be entered into by the Trustee, as the same may be amended or supplemented from time to time (each a "Series"). Each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained by the Trust for each Series and the assets of the Trust associated with a particular Series shall be held and accounted for by the Trust separately from the assets of any other Series. Except as may otherwise be provided in an amended and restated declaration of trust and trust agreement, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series. Further, except as may otherwise be provided in an amended and restated declaration of trust and trust agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.


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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust and Trust Agreement to be duly executed as of the day and year first above written.


                                            RYDEX SPECIALIZED PRODUCTS LLC,
                                            as Sponsor


                                            By:      /s/ Kevin Farragher
                                                     ---------------------------
                                            Name:    Kevin Farragher
                                                     ---------------------------
                                            Title:   Chief Executive Officer
                                                     ---------------------------


                                            WILMINGTON TRUST COMPANY,
                                            as Trustee


                                            By:      /s/ Rosaline K. Maney
                                                     ---------------------------
                                            Name:    Rosaline K. Maney
                                                     ---------------------------
                                            Title:   Vice President
                                                     ---------------------------